Exhibit 10.18

Schedule of material differences between Program Content Agreements entered into between each of Tianying Jiuzhou and Yifeng Lianhe, respectively, and Phoenix TV

Material difference	Tianying Jiuzhou agreement	Yifeng Lianhe agreement
Description of Party B’s business in preamble

“… operate the Phoenix Satellite TV Website (defined below) and Other Websites (defined below) and provide thereon, provide Internet information services such as news, entertainment, and business information, as well as computer information services through such websites and transfer information from Phoenix Satellite TV to mobile network clients …”

“…operate an information service business under the 2nd category value added telecommunication business, which service provides information services such as news, entertainment, and business information…”

Article 2.1 of the Basic Principles of License

“… nor may Party B permit any third party to use in any way the Program Content licensed by Party A to Party B prior to the publishing of the Program Content on the Phoenix Satellite TV Website or Other Websites.”

[Does not include such restriction]